Exhibit 10.5

FORM OF CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of             , 2012 (the “Effective Date”), by and among Anadarko Petroleum Corporation (“Anadarko”), Western Gas Resources, Inc. (“WGR”), Western Gas Equity Partners, LP (“WGEP”), and Western Gas Holdings, LLC (“WGH”). Capitalized terms used herein and not otherwise defined have the respective meanings provided therefor in the MOU (as defined below).

RECITALS

WHEREAS, WGR is a wholly owned, indirect subsidiary of Anadarko;

WHEREAS, as of the Effective Date, WGR owns directly and indirectly (through its wholly owned subsidiary, Western Gas Equity Holdings, LLC) all of the partnership interests of WGEP;

WHEREAS, as of the Effective Date, WGEP owns directly and indirectly (through its wholly owned subsidiary, WES GP, Inc.) all of the outstanding membership interests of WGH;

WHEREAS, for United States federal income tax purposes, WGEP is a disregarded entity and the membership interests of WGH that are owned by WGEP are treated as owned directly by WGR;

WHEREAS, the Western Gas Holdings, LLC Amended and Restated Equity Incentive Plan (as amended from time to time, the “Plan”) has been adopted by WGH and is in effect;

WHEREAS, Anadarko, WGH, and the participants in the plan (the “Plan”) have entered into a Memorandum of Understanding dated         , 2012 (the “MOU”);

WHEREAS, the MOU provides for the vesting of UVRs, UARs, and DERs, the exercise of UARs, and payments related to outstanding Awards under the Plan (the “Award Payments”);

WHEREAS, WGEP desires to make a cash contribution (the “WGEP Contribution”) to WGH in an amount equal to the cash necessary to fund the Award Payments, and WGH desires to accept the WGEP Contribution; and

WHEREAS, WGR desires to make a cash contribution (the “WGR Contribution”) to WGEP in an amount equal to the WGEP Contribution, and WGEP desires to accept the WGR Contribution.

AGREEMENT

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements set forth in this Agreement, WGR, WGEP, and WGH hereby agree as follows:

1. Contribution of Cash--WGR to WGEP.

(a) Contribution. WGR hereby commits to make the WGR Contribution promptly upon the determination of the amounts necessary to make the Award Payments. The parties hereto acknowledge that, because WGEP is a disregarded entity for United States federal income tax purposes, the WGR Contribution provided for in this Section 1(a) will be disregarded.

(b) Recorded Contribution. WGR and WGEP acknowledge and agree that the WGR Contribution will be entered in the books and records of WGEP and WGR to the extent required. No

(c) additional partnership interests of WGEP will be issued to WGR and WGEP will record the transfer described in this agreement as an additional capital contribution by WGR to WGEP.

2. Contribution of Cash--WGEP to WGH.

(a) Contribution. WGEP hereby commits to make the WGEP Contribution promptly upon the determination of the WGR Contribution. The parties hereto acknowledge that, for United States federal income tax purposes, the WGEP Contribution will be treated as having been made by WGR to WGH.

(b) Recorded Contribution. WGH and WGEP acknowledge and agree that the WGEP Contribution will be entered in the books and records of WGH and WGEP to the extent required. No additional membership interests of WGH will be issued to WGEP and WGH will record the transfer described in this agreement as an additional capital contribution by WGEP to WGH.

(c) Special Allocation of Deductions Attributable to Award Payments. The parties hereto agree that any deductions attributable to Award Payments made by WGH and funded by the cash contributed pursuant to Sections 1(a) and 2(a) will be specially allocated in their entirety to WGEP and WGEP’s capital account will be debited to reflect the special allocation of those deductions. The parties acknowledge that, for United States federal income tax purposes, the special allocation of the aforementioned deductions will be treated as having been made to WGR.

3. No Assumption of Liabilities. Neither WGEP nor WGH, in their capacities as transferees, are assuming or becoming liable or obligated for any liability or obligation of any kind or nature whatsoever as a result of this Agreement.

4. Effective Time of Transactions. The transactions contemplated in this Agreement shall be effective as of the Effective Date.

5. Further Assurances. In addition to the actions specifically provided in this Agreement, each party shall use its reasonable efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably requested by the other party hereto under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Complete Agreement. This Agreement contains the complete agreement between the parties hereto with respect to the matters herein and supersedes all prior agreements and understandings between such parties with respect thereto.

8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

ANADARKO PETROLEUM CORPORATION

By: Title:

WESTERN GAS RESOURCES, INC.

By: Title:

WESTERN GAS EQUITY PARTNERS, LP

By: Title:

WESTERN GAS HOLDINGS, LLC

By: Title: